UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2023

Spark Networks SE
(Exact name of registrant as specified in its charter)

Germany	001-38252	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

KOHLFURTER STRASSE 41/43
BERLIN, Germany 10999
(Address of principal executive offices, including zip code)

(+49) 30-868000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 11, 2023, The Nasdaq Stock Market (“Nasdaq”) announced that it would delist the securities of Spark Networks SE (the “Company”). As previously disclosed, the Company’s American Depositary Shares (“ADS”) were suspended on September 8, 2023 and have not been traded on Nasdaq since that time.

On October 12, 2023, Nasdaq filed a Form 25 with the Securities and Exchange Commission (the “SEC”) to complete the delisting. The delisting became effective ten days after the Form 25 was filed.

The Company intends to file a Form 15 with the SEC on November 6, 2023, to deregister its ordinary shares under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The Company’s obligation to file periodic reports under the Exchange Act will be suspended immediately upon the filing of the Form 15. The Company expects its ADSs to be quoted on the OTC Pink Marketplace under the ticker symbol “LOVLY” beginning on November 6, 2023.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spark Networks SE

Dated: November 6, 2023	By:	/s/ Frederic Beckley
Frederic Beckley
General Counsel & Chief Administrative Officer